Exhibit 10.15

LEASE

CABOT ACQUISITION, LLC,

Landlord,

and

BLUE APRON, INC.,

Tenant

TABLE OF CONTENTS

1.	USE AND RESTRICTIONS ON USE	1

2.	TERM	2

3.	RENT	3

4.	RENT ADJUSTMENTS	3

5.	SECURITY DEPOSIT	7

6.	ALTERATIONS	9

7.	REPAIR	10

8.	LIENS	12

9.	ASSIGNMENT AND SUBLETTING	12

10.	INDEMNIFICATION	15

11.	INSURANCE	16

12.	WAIVER OF SUBROGATION	17

13.	SERVICES AND UTILITIES	17

14.	HOLDING OVER	17

15.	SUBORDINATION	17

16.	RULES AND REGULATIONS	18

17.	REENTRY BY LANDLORD	18

18.	DEFAULT	19

19.	REMEDIES	20

20.	TENANT’S BANKRUPTCY OR INSOLVENCY	23

21.	QUIET ENJOYMENT	24

22.	CASUALTY	24

23.	EMINENT DOMAIN	27

24.	SALE BY LANDLORD	27

25.	ESTOPPEL CERTIFICATES	27

26.	SURRENDER OF PREMISES	27

27.	NOTICES	29

28.	TAXES PAYABLE BY TENANT	29

29.	RELOCATION OF TENANT	29

30.	DEFINED TERMS AND HEADINGS	29

31.	TENANT’S AUTHORITY	30

32.	FINANCIAL STATEMENTS AND CREDIT REPORTS	31

33.	COMMISSIONS	31

i

34.	TIME AND APPLICABLE LAW	31

35.	SUCCESSORS AND ASSIGNS	31

36.	ENTIRE AGREEMENT	31

37.	EXAMINATION NOT OPTION	31

38.	RECORDATION	31

39.	RENEWAL OPTION	31

40.	SIGNAGE	32

41.	INCENTIVES	32

42.	WATERFRONT COMMISSION	33

43.	LIMITATION OF LANDLORD’S LIABILITY	33

EXHIBIT A — PLAN DEPICTING THE PREMISES AND THE BUILDING

EXHIBIT B — INITIAL ALTERATIONS

EXHIBIT C — COMMENCEMENT DATE MEMORANDUM

EXHIBIT D — RULES AND REGULATIONS

EXHIBIT E — FORM OF LETTER OF CREDIT

MULTI-TENANT INDUSTRIAL NET LEASE

REFERENCE PAGES

BUILDING:	Port Industrial Marine Center V 202 Port Jersey Blvd., Jersey City, New Jersey

LANDLORD:	CABOT ACQUISITION, LLC, a Delaware limited liability company

LANDLORD’S ADDRESS:	c/o RREEF Management L.L.C. Deutsche Asset & Wealth Management 222 South Riverside Plaza, 26th Floor Chicago, IL 60606 Attn: Vice President — Asset Management

with a copy to:

RREEF Four Technology Drive Westborough, MA 01581-1791 Attn: Regional Director of Asset Management

and with a copy to:

CBRE Group, Inc. Park 80 West, Plaza Two 250 Pehle Avenue, Suite 600 Saddle Brook, NJ 07663 Attn: Michael Franzese

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	Lockbox:

RREEF America REIT II Corp. VVV NJ — Port Industrial 61.J72002 — Industrial V P.O. Box 9046 Addison, TX 75001-9046

Wiring:

Bank Name: Northern Trust Account Name: NJ Port Industrial I Account#: ABA#:

Bank City and State: Chicago, Illinois

LEASE REFERENCE DATE:	March 27, 2014

TENANT:	BLUE APRON, INC., a Delaware corporation

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:	5 Crosby Street, 3rd Floor New York, NY 10013

(b) Prior to beginning or Term (if different):	5 Crosby Street, 3rd Floor New York, NY 10013

PREMISES ADDRESS:	202 Port Jersey Blvd., Jersey City, NJ 07305-4522

PREMISES RENTABLE AREA:	Approximately 112,709 sq. ft. (for outline of Premises see Exhibit A)

USE:

Preparation, storage and distribution of food products, packaging and any uses ancillary to same (collectively, the “Permitted Use”), and, subject to Landlord’s approval, not to be unreasonably withheld, any lawful use

SCHEDULED COMMENCEMENT DATE:	May 1, 2014

TERM OF LEASE:

Approximately ten (10) years and five (5) months, beginning on the Commencement Date and ending on the Termination Date. The period from the Commencement Date to the last day of the same month is the “Commencement Month.”

TERMINATION DATE:

The last day of the one hundred twenty-fifth (125th) full calendar month after (if the Commencement Month is not a full calendar month), or from and including (if the Commencement Month is a full calendar month), the Commencement Month

ANNUAL RENT and MONTHLY INSTALLMENT OF
RENT(Article 3):

Period		Rentable Square	Annual Rent Per Square		Monthly Installment of
from	to	Footage	Foot	Annual Rent	Rent
Month 1	Month 12	112.709	$5.50	$619,899.50	$51,658.29
Month 13	Month 24	112.709	$5.62	$633,424.58	$52,785.38
Month 25	Month 36	112.709	$5.75	$648,076.75	$54,006.40
Month 37	Month 48	112.709	$5.88	$662,728.92	$55,227.41
Month 49	Month 60	112.709	$6.01	$677,381.09	$56,448.42
Month 61	Month 72	112.709	$6.15	$693,160.35	$57,763.36
Month 73	Month 84	112.709	$6.29	$708,939.61	$59,078.30
Month 85	Month 96	112.709	$6.43	$724,718.87	$60,393.24
Month 97	Month 108	112.709	$6.57	$740,498.13	$61,708.18
Month 109	Month 120	112.709	$6.72	$757,404.48	$63,117.04
Month 121	Month 125	112.709	$6.87	$774,310.83	$64,525.90

Month 1 is the period beginning on the Commencement Date and ending at the end of the first (1st) full calendar month of the Term (by way of example only, if the Commencement Date were May 1, 2014, Month 1 would be the period May 1, 2014 through May 31, 2014; if the Commencement Date were May 15, 2014, Month 1 would be the period from May 15, 2014 through June 30, 2014).  Month 2 is the calendar month period immediately following Month 1; Month 3 is the calendar month following Month 2; and so forth, up to the Termination Date.

Provided that an Event of Default has not occurred and is then continuing, the Monthly Installment of Rent and rent adjustments under Article 4 (Tenant to be responsible for its utilities, however) will be abated for the first five (5) full calendar months of the Term.  If the Commencement Month is a partial calendar month, prorated rent for the Commencement Month will be due and payable with the rent for the first full calendar month after the rent abatement period for which rent is payable (by way of example only, if the Commencement Date were May 15, 2014, then rent would be abated for the five full calendar month period of June, 2014 through October, 2014, and rent for the partial month of May, 2014 would be due and payable with the December, 2014 rent, the November, 2014 rent having been prepaid per Section 3.2).

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4)	$18,409.14 (based on estimated 2014 Taxes of $1.32 psf, Insurance of $0.08 psf and other Expenses of $0.56 psf)

TENANT’S PROPORTIONATE SHARE:	26.51% (1112,709/425,121)

SECURITY DEPOSIT:

$280,269.71 (four months’ gross rent using Annual Rent rate for Month I and current estimated Expenses and Taxes), in the form of an irrevocable letter of credit; See Article 5 for reduction and other provisions. If the letter of credit is not available at the time of

v

Tenant’s execution and delivery of this Lease, Tenant may deposit cash in the foregoing amount with Landlord, to be returned to Tenant upon delivery to Landlord of a compliant letter of credit. If Tenant fails to deliver the required letter of credit within sixty (60) days after full execution and delivery of this Lease, Tenant shall pay a late fee to Landlord of $100.00 per day for each day thereafter until the letter is delivered.

ASSIGNMENT/SUBLETTING FEE	$1,500.00

REAL ESTATE BROKER DUE COMMISSION:	Greiner Maltz, for Tenant, and CBRE Inc., for Landlord

TENANT’S NAICS CODE:	[to be provided]

AMORTIZATION RATE:	11.00%

The Reference Pages information is incorporated into and made a part of the Lease.  In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control.  This Lease includes Exhibits A through E, all of which are made a part of this Lease.

LANDLORD:		TENANT:

CABOT ACQUISITION, LLC, a Delaware limited liability company		BLUE APRON, INC., a Delaware corporation

By:	/s/ David F. Crane	By:	/s/ Matt Salzberg

Name: David F. Crane		Name: Matt Salzberg

Title: Vice President		Title: CEO

Dated: March 31, 2014		Dated: March 27, 2014

LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages.  The outline of the Premises and the entire Building are depicted on the plan attached hereto as Exhibit A.  The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1.                                      USE AND RESTRICTIONS ON USE.

1.1                               The Premises are to be used solely for the Permitted Use as forth on the Reference Pages.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, or unlawful purpose, or commit any waste.  Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained.  Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense.  Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

1.2                               Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (each a “Tenant Entity” and collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials.  Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment.  Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.  Tenant shall have no responsibility for any environmental conditions caused by Landlord or existing as of the Commencement Date, so long as not caused by Tenant.

1.3                               Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s rules and regulations regarding such use.  However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total parking spaces available for common use.  Specifically, Tenant shall be entitled to the use of thirty-seven (37) parking spaces.  The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces.

2.                                      TERM.

2.1                               The Term of this Lease shall begin on the date (“Commencement Date”) which shall be the later of the Scheduled Commencement Date as shown on the Reference Pages and the date that Landlord shall tender possession of the Premises to Tenant, and shall terminate on the date as shown on the Reference Pages (“Termination Date”), unless sooner terminated by the provisions of this Lease.  Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to Exhibit B to this Lease completed.  Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, provided Tenant agrees with the substance of same, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule showing actual dates.  Should Tenant fail to do so within thirty (30) days after Landlord’s request, and provided Tenant does not dispute the accuracy of said memorandum agreement, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2                               Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant.  No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within thirty (30) days after the Scheduled Commencement Date, Tenant shall have the option to terminate this Lease upon written notice to Landlord, unless Landlord delivers possession prior to the termination date specified in such notice.  The Scheduled Commencement Date may be delayed one (1) day for each day of delay in Landlord’s delivery of the Premises resulting from strikes, shortages of materials, or similar matters (but not holdover tenancies) beyond the reasonable control of Landlord, where Tenant is notified by Landlord in writing as to such delay, for a maximum of thirty (30), days.

2.3                               In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation, Tenant’s compliance with the insurance requirements of Article 11.  Said early possession shall not advance the Termination Date.  Landlord shall endeavor to provide early access to Tenant.

3.                                      RENT.

3.1                               Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the rent for the first full month for which rent is payable after the rent abatement period shall be paid upon the execution of this Lease.  The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time.  Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month.  Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing.  If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord.  Tenant must implement such automatic payment system prior to the next scheduled rent payment or within twenty (20) days after Landlord’s notice, whichever is later.  Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2                               Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain.  Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of:  (a) Fifty Dollars ($50.00), or (b) five percent (5%) of the unpaid rent or other payment.  The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid.  The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.  Notwithstanding the foregoing, no late fee will be charged in connection with the first two (2) late payments occurring in any calendar year, so long as each of the two are paid in full not later than the earlier to occur of (x) ten (10) days after such payment was due, or (y) five (5) days after notice to Tenant of non-receipt.

4.                                      RENT ADJUSTMENTS.

4.1                               For the purpose of this Article 4, the following terms are defined as follows:

4.1.1                     Lease Year:  Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

4.1.2       Expenses:  All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles consistently applied, including the following costs by way of illustration, but not limitation:  water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs to the common areas, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith.  In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of:  (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; and (iv) Amortizable Replacement Costs as defined in Section 7.1; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles consistently applied, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time.  Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal or interest payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs.  Notwithstanding the foregoing, Expenses shall also not include the following:  (a) tenant improvement work; (b) ground rents and loan prepayment penalties, premiums, fees or other charges in connection therewith and other non-operating debts of Landlord; (c) omitted or additional real estate taxes assessed during the Term but relating to a period prior to the Commencement Date or after the Termination Date; (d) expenses which are reimbursed by insurance or warranties; (e) the amount of any refundable deposits; (f) Federal, State or local net income taxes imposed on Landlord or any inheritance, estate, succession, transfer, gift, capital stock, franchise, or excess profit taxes (unless imposed in lieu of Taxes); (g) the cost of any work or service performed for any tenant at such tenant’s cost and expense; (h) legal expenses incurred in the preparation of the leases or enforcing the terms of any lease; (i) management fees in excess of the range customarily charged in the applicable market; (j) (intentionally deleted); (k) promotional and marketing expenses, or the cost of maintaining a leasing or marketing office for the Building; (l) Landlord’s limited liability company overhead not related to management of the Building; (m) salaries and all other compensation (including fringe benefits) to the extent not directly involved in the operation, maintenance, or safekeeping of the Building above the level of senior property manager; (n) costs of repairs, replacements and alterations for which and to the extent that Landlord is actually reimbursed therefor; (o) costs and expenses incurred by Landlord to cause the common areas of the Building to comply with applicable Laws, to the extent the common areas are in violation of said Laws as of the Commencement Date; (p) sums paid by Landlord to correct violations of building codes or other laws, regulations or ordinances applicable to the Building to the extent such violation existed as of the Commencement Date; (q) expenses arising from the negligence or willful misconduct of Landlord or its agents, servants or employees or from Landlord’s breach of its obligations under this Lease and that would not have otherwise been incurred but for such negligence, willful misconduct or breach; (r) costs and expenses incurred by Landlord to remove, enclose or encapsulate Hazardous Materials existing in the Building as of the Commencement Date in violation of any Law then in effect; (s) fines, penalties, interest or legal fees incurred as a result of Landlord’s late payment of taxes, utility bills or any other costs of the Building; (t) expenses incurred by Landlord in connection with furnishing services which are not available to Tenant but which are available to other tenants at the Property; (u) costs incurred in connection with mortgaging refinancing, transferring or disposing of Landlord’s interest in the Building; (v) all general overhead and administrative expenses of Landlord or its management agent that is unrelated to the operation, management or maintenance of the Building; or (w) Taxes.

4.1.3       Taxes:  Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year.  Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

4.2          Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year.

4.3          The annual determination of actual Expenses and Taxes incurred for the preceding year shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3.  Landlord shall use commercially reasonable efforts to deliver such determination by April 1 each year.  During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within ninety (90) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement reasonably acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of regional or national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement.  If Tenant fails to object to Landlord’s determination of Expenses and Taxes within one hundred twenty (120) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination.  If after Tenant’s review of the books and records, it is determined by Landlord and Tenant that Tenant has overpaid any Expenses and/or Taxes, Landlord shall, within thirty (30) days of a written request, refund to Tenant any overpayment.  In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses and Taxes for such year for the purpose of avoiding distortion of the amount of such Expenses and Taxes to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses and Taxes that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses and Taxes for such Lease Year.

4.4          Prior to the actual determination thereof for a Lease Year, Landlord may from time to time (but no more than twice in any Lease Year) estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof.  Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate.  Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5          When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1       If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2       If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash within thirty (30) days after such determination.

4.6          If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5.             SECURITY DEPOSIT.

5.1          Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease.  Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default.  Upon the occurrence of an Event of Default, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason said Event of default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion is so used, Tenant shall within fifteen (15) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease.  Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit.  If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled, but in no event later than that date which is sixty (60) days after the Termination Date.

5.2          The required Security Deposit shall be in the form of an Irrevocable Standby Letter of Credit in favor of Landlord (the “letter of credit”) in the amount set forth on the Reference Pages.  Under any circumstance under which Landlord is entitled the use of all or a part of the Security Deposit, then, Landlord, in addition to all other rights and remedies provided under the Lease, shall have the right to draw down all or a portion of the full balance of the letter of credit and retain the proceeds.  The following terms and conditions shall govern the letter of credit:

5.2.1       Upon expiration of the Term, the letter of credit shall be returned to Tenant when Tenant is entitled to return of its Security Deposit.

5.2.2       The letter of credit shall be in favor of Landlord, shall be issued by a commercial bank reasonably acceptable to Landlord, shall comply with all of the terms and conditions of this Section 5.2 and shall otherwise be in form reasonably acceptable to Landlord.  Without limiting the generality of the foregoing, (i) the Letter of credit must provide for all notices to the beneficiary to be sent simultaneously to up to two (2) addressees specified in the letter of credit, and (ii) there shall be no requirement of signature guaranty for draws, assignments or other documentary action to be taken by the beneficiary.  If, at any time while the letter of credit is outstanding, (i) the issuing bank is declared insolvent or taken into receivership by the Federal Deposit Insurance Corporation or any other governmental agency, or is closed for any reason, or (ii) Landlord reasonably believes that the issuing bank may be or become insolvent or otherwise unable to meet its obligations, then, not later than thirty (30) days after written notice from Landlord, Tenant shall cause the existing letter of credit to be replaced by a new letter of credit issued by another commercial bank reasonably acceptable to Landlord, with such new letter of credit to comply with all of the terms and conditions of this Section 5.2.  If Tenant fails to deliver an acceptable replacement letter of credit within such 30 day period,

Landlord shall have the right to present the existing letter of credit to the issuing bank for payment, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord until Tenant would otherwise be entitled to the return of the letter of credit, and to be retained by Landlord if an Event of Default occurs.  Landlord hereby confirms and agrees that the form of letter of credit attached hereto as Exhibit E, if any, is acceptable.

5.2.3       The initial letter of credit shall have an expiration date not earlier than fourteen (14) months after the Commencement Date.  A draft of the form of letter of credit must be submitted to Landlord for its approval prior to issuance.

5.2.4       The letter of credit or any replacement letter of credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than three (3) months after the Termination Date (“End Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the letter of credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the letter of credit that it does not intend to renew the letter of credit.  Tenant understands that the election by the issuing bank not to renew the letter of credit shall not, in any event, diminish the obligation of Tenant to maintain such an irrevocable letter of credit in favor of Landlord through such date.

5.2.5       Landlord, or its then managing agent, shall have the right from time to time to make one or more draws on the letter of credit at any time that Landlord has the right to use all or a part of the Security Deposit pursuant to Article 5 of this Lease, and the proceeds may be applied as permitted under said Article 5.  The letter of credit must state that it can be presented for payment at the office of the issuer or an approved correspondent in the metropolitan area in which the Building is located.  Funds may be drawn down on the letter of credit upon presentation to the issuing or corresponding bank of Landlord’s (or Landlord’s then managing agent’s) certificate stating as follows:

“Beneficiary is entitled to draw on this credit pursuant to that certain Lease dated for reference March 27, 2014 between CABOT ACQUISITION, LLC, a Delaware limited liability company, as Landlord and BLUE APRON, INC., a Delaware corporation, as Tenant, as amended from time to time.”

It is understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity).

5.2.6       Tenant acknowledges and agrees (and the letter of credit shall so state) that the letter of credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement.

5.2.7       In the event of a transfer of Landlord’s interest in the Premises, Landlord shall have the right to transfer the letter of credit to the transferee and Tenant shall take whatever action and pay any bank fees necessary to effectuate such transfer and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new landlord.

5.2.8       Without limiting the generality of the foregoing, if the letter of credit expires earlier than the End Date, or the issuing bank notifies Landlord that it will not renew the letter of credit, Landlord shall accept a renewal thereof or substitute letter credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration of the expiring letter of credit), irrevocable and automatically renewable as above provided to the End Date upon the same terms as the expiring letter of credit or upon such other terms as may be reasonably acceptable to Landlord.  However, if (i) the letter of credit is not timely renewed, or (ii) a substitute letter of credit, complying with all of the terms and conditions of this Section is not timely received, then Landlord may present the expiring letter of credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with Article 5 of the Lease.  Notwithstanding the foregoing.  Landlord shall be entitled to receive from Tenant a fee in an amount not to exceed $500.00 for attorneys’ fees incurred in connection with the review of any proposed substitute letter of credit pursuant to this subparagraph.

5.2.9       Provided that there is then no uncured Event of Default, and that prior to any Reduction Date there has occurred no monetary Event of Default, then, as of each Reduction Date, Landlord shall permit the amount of the letter of credit to be reduced to (or a replacement letter of credit may be issued in the amount of) the corresponding New Letter of Credit Amount as follows:

Reduction Date	New Letter of Credit Amount
Beginning of Month 18 (see rent schedule)	$210,202.29
Beginning of Month 30 (sec rent schedule)	$70,067.43

6.             ALTERATIONS.

6.1          Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord.  When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements.  Notwithstanding the foregoing, Landlord’s consent shall not be required (but notice to Landlord shall not be required) with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question.  Any and all alterations, additions or improvements shall become the property of Landlord upon termination of this Lease, except for trade fixtures, movable equipment or furniture owned by Tenant.

6.2          In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or, if not Landlord’s contractor, a contractor reasonably approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed), in either event at Tenant’s sole cost and expense.  If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor.  In any event Landlord may charge Tenant a construction management fee not to exceed the applicable Fee Percentage (defined below) of the cost of such work to cover its overhead as it relates to such proposed work, plus documented third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due five (5) days after Landlord’s demand.  If Landlord engages the contractor and designer, the “Fee Percentage” is (i) for work costing less than or equal to $5,000, zero percent (0%); (ii) for work costing more than $5,000 and less than or equal to $100,000, five percent (5%); and (iii) for work costing more than $100,000, three percent (3%), with the total fee not to exceed $75,000.  If Tenant engages the contractor and designer, the “Fee Percentage” is 0.75%. with the total fee not to exceed $75,000.

6.3          All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and, for any alterations costing in excess of $150,000, also all such assurances to Landlord as Landlord shall reasonably require to assure Landlord that Tenant has ability to pay for the construction in question.  In any event, Landlord in its reasonable discretion may require documentation such as waivers of lien, contractor sworn statements and surety company performance bonds to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens.  Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4.

7.             REPAIR.

7.1          Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as expressly provided in this Lease.  Landlord shall perform, be responsible for, and bear all costs (except to the extent reimbursable through Expenses) (a) of all capital repairs and capital replacements involving the Building structure (except to the extent caused by Tenant), including but not limited to the roof structure, footings, foundations, and exterior walls; (b) all maintenance, repairs and replacements to the utilities servicing the Building and the Premises to the point of connection with the Premises; and (c) all maintenance and repairs to the common areas.  The costs of Landlord’s repairs and replacements of underground gas, parking areas, water, sanitary sewer, storm sewer and electrical lines and related components, to include any above and underground components connecting to the Building, to the point of common connection, and repairs and replacements of the sprinkler systems and parking areas, shall all be included in Expenses; however, as to capital replacements of any of the foregoing, such costs (“Amortizable Replacement Costs”) shall be amortized as provided in Section 4.1.2.  By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them.  It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.  Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.2          Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems serving the Premises, coolers and freezers, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris).  Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition.  Nothing in the foregoing shall require Tenant to replace any coolers or freezers which it does not desire to replace.  Tenant will, as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty excepted (but not excepting any damage to glass).  Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant’s business activities or caused by Tenant’s default hereunder.

7.3          Except as provided otherwise in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building.  Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

7.4          Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed) for servicing all heating and air conditioning systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord).  The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises.  Should Tenant fail to do so, Landlord may, upon notice to Tenant, enter into such a maintenance/ service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead.

7.4.1       If, during the term of the Lease, the HVAC system or any major component thereof requires replacement, and so long as Tenant has complied with the foregoing obligations of this Section 7.4 and, further, that the need for such replacement does not arise from Tenant’s negligence, abuse or misuse, then Landlord shall perform such replacement at its sole cost and expense; provided, however, that Tenant shall reimburse Landlord for such cost and expense by payments of monthly additional rent in an amount that would fully amortize such cost and expense, with interest at two per cent (2%) in excess of the Wall Street Journal prime lending rate announced from time to time, as of the date such expense is incurred, over the reasonably projected useful life of the item being replaced.  Such additional rent obligation shall continue until such cost and expense is fully amortized or until the expiration of the Term, as it may be extended from time to time, whichever comes first.

7.5          Landlord shall coordinate any repairs and other maintenance of any railroad tracks serving the Building and, if Tenant uses such rail tracks, Tenant shall reimburse Landlord or the railroad company from time to time upon demand, as additional rent, for its share of the costs of such repair and maintenance and for any other sums specified in any agreement to which Landlord or Tenant is a party respecting such tracks, such costs to be borne proportionately by all tenants in the Building using such rail tracks, based upon the actual number of rail cars shipped and received by such tenant during each calendar year during the Term.

8.             LIENS.  Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant.  In the event that Tenant fails, within twenty (20) days following its knowledge of the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within fifteen (15) days of Landlord’s demand.

9.             ASSIGNMENT AND SUBLETTING.

9.1          Except as provided otherwise herein, Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises.  In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

9.2          Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease.  Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3          In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting of substantially the entire Premises, or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises but more than 25,000 rentable square feet in aggregate, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective.  The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above.  However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect.  If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term.  If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture.  Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.  This Section 9.3 shall not apply to transfers for which Landlord’s consent is not required under Section 9.7 or Section 9.8.

9.4          In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant.  As used in this Section, “Increased Rent’ shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time.  For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.  The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant in connection with such sublease, assignment or transfer, including but not limited to, attorneys’ fees, leasing commissions and tenant improvements.

9.5                               Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any Event of Default, or if the proposed assignee or sublessee is an entity:  (a) with which Landlord is already in active negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would:  (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2.  Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to the assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6                               Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s reasonable documented costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease.  Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

9.7                               If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes in the stock, limited liability, partnership or other ownership interests, which result in Tenant’s current CEO not being involved in the day to day management of Tenant shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.  Notwithstanding anything herein to the contrary, so long as Tenant’s current CEO is involved in the day to day management of Tenant none of the aforesaid transfer, transfers, change or changes shall be subject to the provisions of this Article 9.  The restriction on assignment pursuant to this Section 9 shall not be applicable to any transfer of the stock of a corporation which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or whose stock is traded in the over the counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations or is otherwise publicly traded.

9.8                               Notwithstanding the foregoing provisions of this Article to the contrary, Tenant shall be permitted to assign this Lease, or sublet all or a portion of the Premises, to an Affiliate of Tenant without the prior consent of Landlord, if all of the following conditions are first satisfied:

9.8.1                     An Event of Default shall not then exist;

9.8.2                     a fully executed copy of such assignment or sublease, the assumption of this Lease by the assignee or acceptance of the sublease by the sublessee, and such other information regarding the assignment or sublease as Landlord may reasonably request, shall have been delivered to Landlord;

9.8.3                     the Premises shall continue to be operated solely for the use specified in the Reference Page or other use acceptable to Landlord in its sole discretion; and

9.8.4                     Tenant shall pay all costs reasonably incurred by Landlord in connection with such assignment or subletting, including without limitation attorneys’ fees.

Tenant acknowledges (and, at Landlord’s request, at the time of such assignment or subletting shall confirm) that in each instance Tenant shall remain liable for performance of the terms and conditions of the Lease despite such assignment or subletting (to the extent Tenant continues to be in existence).  As used herein the term “Affiliate” shall mean an entity which (i) directly or indirectly controls Tenant or (ii) is under the direct or indirect control of Tenant or (iii) is under common direct or indirect control with Tenant, (iv) is the successor in interest to Tenant by way of merger or consolidation, or by sale of all or substantially all of the stock of Tenant or of all of the assets of Tenant or (iv) any entity to which a majority of the capital stock, partnership or other equity or legal or beneficial interest of Tenant are transferred, so long as the tangible net worth of the surviving or successor entity following such transaction is at least as much as the tangible net worth of Tenant immediately preceding the transaction or at the Commencement Date, whichever is higher.  Control shall mean ownership of fifty-one percent (51%) or more of the voting securities or rights of the controlled entity.

10.                               INDEMNIFICATION.

10.1                        Except as otherwise provided herein, none of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors.  Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of

Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.

10.2                        Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) arising out of the gross negligence or willful misconduct of Landlord or its agents or employees.

10.3                        The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11.                               INSURANCE.

11.1                        Tenant shall keep in force throughout the Term:  (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, door coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2                        The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee only with respect to damage or destruction to property in which the Landlord entities have an insurable interest (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3                        Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall reasonably require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12.                               WAIVER OF SUBROGATION.  So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies.  Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13.                               SERVICES AND UTILITIES.  Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities.  Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers.  If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its reasonable discretion.  Any such charges paid by Landlord and assessed against Tenant shall be payable to Landlord within thirty (30) days after invoice and shall be additional rent hereunder.  Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building.  Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises except as follows:  In the event that the any utility service provided to the Premises shall cease or be interrupted and such interruption results from the gross negligence or willful misconduct of Landlord and renders the Premises untenantable for the uses permitted under this Lease and thereby prevents Tenant from (and Tenant, in fact ceases) conducting its business operations therein and such cessation or interruption has not resulted from a failure by Tenant to perform any of its obligations hereunder, then if such cessation or interruption and the resulting untenantability continues for a period of five (5) consecutive days after Tenant gives Landlord notice of said interruption or cessation, then Tenant shall be entitled to an appropriate abatement of rent from the fifth (5th) day after said notice is received until the service is restored and the Premises rendered tenantable.

14.                               HOLDING OVER.  Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention.  If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created.  In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15.                               SUBORDINATION.  Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument.  Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.  Landlord represents that there is currently no mortgage or deed of trust encumbering the Building.  Notwithstanding the foregoing, the subordination of this Lease to any future mortgage or deed of trust shall be conditioned upon Tenant’s receipt of a subordination, non-disturbance and allotment agreement in the lender’s standard commercially reasonable form.

16.                               RULES AND REGULATIONS.  Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord.  Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations (provided however, Landlord shall use commercially reasonable efforts to enforce the rules and regulations against any non-performing tenant and/or occupant).

17.                               REENTRY BY LANDLORD.

17.1                        Landlord reserves and shall at all times upon reasonable notice and during business hours have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.  Provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably, Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known.  In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall promptly repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged.  In the absence of Landlord’s gross negligence or willful misconduct, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.

17.2                        For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises.  As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within thirty (30) days of Landlord’s written demand.

18.                               DEFAULT.

18.1                        Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1              Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days for periodic rent or fifteen (15) days for other sums becoming due after written notice that such periodic rent payment or other payment, as applicable, was not made when due.

18.1.2              Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

18.1.3              Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4              Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5              A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19.                               REMEDIES.

19.1                        Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1              Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

19.1.2              Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

19.1.3              Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of:  (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

19.1.4              Upon any termination of Tenant’s right to possession only without termination of the Lease:

19.1.4.1    Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

19.1.4.2    Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law.  Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises.  In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord’s demand.  Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

19.1.4.3    Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due.  Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

19.2                        Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense.  Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

19.3                        Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Initial Term of this Lease for amortization, including interest at the Amortization Rate.  For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under the lease, under Exhibit B hereof for construction allowances (excluding therefrom any amounts expended by Landlord for Landlord’s Work, as defined in Exhibit B), and for brokers’ commissions payable by reason of this Lease.  Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full Initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Paragraph 19.3.  For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession concerned to the end of the full Initial Term of this Lease would be determined.

19.4                        If, on account of any Event of Default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs.  TENANT EXPRESSLY WAIVES ANY RIGHT TO:  (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

19.5                        Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.6                        No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord.  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.  Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing.  Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default or of Landlord’s right to enforce any such remedies with respect to such Event of Default or any subsequent Event of Default.

19.7                        Intentionally deleted.

19.8                        Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control.  Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

19.9                        If more than two (2) Events of Default occur during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

20.                               TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1                        If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1              Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law.  Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1    Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2    Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of:  (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this

Lease.  Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3    The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4    Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21.                               QUIET ENJOYMENT.  Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.  Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance; provided however that Landlord shall use commercially reasonable efforts to enforce the terms of other tenant leases insofar as Tenant’s use and enjoyments of the Premises is adversely affected by a breach by such other tenant.

22.                               CASUALTY

22.1                        In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage.  Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time.  Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing (“Casualty Notice’’), of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant.  For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2                        If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after Tenant’s receipt of the Casualty Notice, notice terminating this Lease as of the date of such damage.  In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term.  In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3                        Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant.  Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4                        In the event that Landlord should fail to complete such repairs and material restoration within thirty (30) days after the date estimated by Landlord therefor in the Casualty Notice as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within thirty (30) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other similar causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed (such extension not to exceed thirty (30) days).

22.5                        Notwithstanding anything to the contrary contained in this Article:  (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within sixty (60) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within sixty (60) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6                        In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23.                               EMINENT DOMAIN.  If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises.  If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances.  In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease.  Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24.                               SALE BY LANDLORD.  In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.  Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.  If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25.                               ESTOPPEL CERTIFICATES.  Within fifteen (15) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying:  (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be reasonably requested by Landlord.  Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser.  Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such fifteen (15) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26.                               SURRENDER OF PREMISES.

26.1                        Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises.  In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2                        All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term.  Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale.  At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty.  Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal.  (At the time that Tenant requests approval of any proposed Alterations, or proposes to make any Alterations which do not require Landlord’s consent, Tenant may also inquire as to whether Tenant will be required to remove same upon expiration of the Term, and Landlord shall notify Tenant whether or not and to what extent Landlord will require that such Alterations be removed pursuant to this paragraph.  For the elimination of doubt, the parties agree that Landlord may require Tenant to remove any cooler or freezer units installed by Tenant during the Term.) Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”).  Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal.

26.3                        All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord.  All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied.  Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27.                               NOTICES.  Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee.  Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28.                               TAXES PAYABLE BY TENANT.  In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease:  (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises.  In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29.                               RELOCATION OF TENANT.  Intentionally deleted.

30.                               DEFINED TERMS AND HEADINGS.  The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.  Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them.  Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be.  In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several.  The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.  The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas.  Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages.  The term “Building” refers to the structure in which the

Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto.  If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.

31.                               TENANT’S AUTHORITY.  If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.  Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App.§ 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

32.                               FINANCIAL STATEMENTS AND CREDIT REPORTS.  At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects.  Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

33.                               COMMISSIONS.  Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.  Landlord is solely responsible for paying all commissions owed to the brokers described on the Reference Pages.

34.                               TIME AND APPLICABLE LAW.  Time is of the essence of this Lease and all of its provisions.  This Lease shall in all respects be governed by the laws of the state in which the Building is located.

35.                               SUCCESSORS AND ASSIGNS.  Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

36.                               ENTIRE AGREEMENT.  This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations.  There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits.  This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

37.                               EXAMINATION NOT OPTION.  Submission of this Lease shall not be deemed to be a reservation of the Premises.  Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.  Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

38.                               RECORDATION.  Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

39.                               RENEWAL OPTION.  Tenant shall, provided the Lease is in full force and effect and there exists no Event of Default under any of the other terms and conditions of the Lease at the time of notification or commencement, have one (1) option to renew the Term of this Lease for two (2) consecutive terms of five (5) years each, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

39.1                        If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is twelve (12) months prior to the expiration of the then current term of the Lease but no later than the date which is nine (9) months prior to the expiration of the then current term of this Lease.  If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

39.2                        The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be adjusted to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of the Lease which will remain constant.  Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor.  Said request shall be made no earlier than thirty (30) days prior to the first date of which Tenant may exercise its option under this Paragraph.  Said notification of the new Annual Rent may include a provision for its adjustment to provide for a change in fair market rental between the time of notification and the commencement of the renewal term.  If Tenant and Landlord arc unable to agree on a mutually acceptable rental rate not later than sixty (60) days prior to the expiration of the then current term, then Landlord and Tenant shall each appoint a qualified MAI appraiser doing business in the area, in turn those two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for the Premises as of the expiration of the then current term.  Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the Annual Rent and Monthly Installment is found to be within fifteen percent (15%) of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process.

39.3                        This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

39.4                        As each renewal option provided for above is exercised, the number of renewal options remaining to be exercised is reduced by one and upon exercise of the last remaining renewal option Tenant shall have no further right to renew the Lease.

40.                               SIGNAGE.  Tenant shall be permitted to install identification signage on the exterior of the Building.  All such signage (1) shall be consistent in size, style, materials, color, quality and, if applicable (lighting) with existing and previous such signage at the Building, (2) shall be installed at Tenant’s sole expense, and only after first receiving Landlord’s approval of plans and specifications therefor, not to be unreasonably withheld, as well as any necessary permits, and (3) must comply will all applicable laws, codes and ordinances.  At the expiration or earlier termination of the Term, Tenant shall remove all such signage and repair any damage caused by such removal, all at Tenant’s sole cost and expense.

41.                               INCENTIVES.

41.1                        This Lease, and Tenant’s obligations hereunder, arc conditioned upon Tenant and its proposed operations at the Premises to be accepted by the New Jersey Economic

Development Authority (“EDA”) as eligible for certain tax credits under its “Grow NJ Assistance Program” (the “Program”).  To the extent it has not already done so, promptly upon execution and delivery of this Lease, Tenant shall apply to EDA for assistance under the Program, provide all required forms and information and pay all applicable fees.  Tenant shall diligently and in good faith pursue its application for assistance under the Program, and Landlord shall cooperate reasonably with Tenant but at no expense to Landlord.  Tenant shall have a period of ninety (90) days from the date of execution and delivery of this Lease (the “Application Period”) to pursue its application for assistance under the Program.  If Tenant determines in its sole and absolute discretion that it will not be accepted into the Program, it may terminate this Lease by delivering written notice to Landlord prior to the expiration of the Application Period, whereupon this Lease shall terminate, and, subject to the following Section 41.2, the Security Deposit and all prepaid rent shall be returned to Tenant and neither party shall have any further obligation to the other.  If Tenant fails to timely deliver such notice, Tenant’s right to terminate shall be conclusively deemed to be waived, and the Lease shall continue in full force and effect without reference to this Article 41.  Without Landlord’s prior written consent, which may be withheld at Landlord’s sole and absolute discretion, Tenant may not occupy the Premises or commence any work in or about the Premises until the condition of this Section shall be satisfied or waived.

41.2                        If Tenant exercises its termination option under Section 41.1, Tenant shall be responsible for all Costs (defined below) incurred up to the date of Landlord’s receipt of Tenant’s termination notice, shall reimburse Landlord for any and all Costs incurred, and shall indemnify and hold Landlord and its agents harmless from and against any all Costs.  “Costs” means the following costs and expenses actually incurred by Landlord in connection with this Lease to the date of such termination notice: (i) construction costs and all other hard costs of Landlord’s Work, and (ii) attorneys’ fees incurred in connection with the execution and delivery of this Lease.  Landlord may deduct the Costs from the Security Deposit and other prepaid amounts prior to returning same to Tenant.  This Section 41.2 shall survive the termination of this Lease under Section 41.1, but shall be null and void upon Tenant’s satisfaction or waiver of the conditions of Section 41.1.

42.                               WATERFRONT COMMISSION.  Tenant has been advised that the Building is potentially within the jurisdiction of the Waterfront Commission of New York Harbor (the “Commission”), and, as such, could potentially be subject to the Commission’s rulemaking authority and enforcement powers concerning hiring practices and other matters.  Tenant has made such inquiries as it has deemed prudent with respect to the Commission, and has relied on such inquiries in entering into this Lease, and has satisfied itself as to the costs and expenses, and/or restrictions, regulations or limitations on its operations, if any, it might incur or be subject to under authority of the Commission.  Tenant hereby releases Landlord, its agents and employees, from any and all liability and claims with respect to any costs, expenses or liabilities incurred by Tenant, resulting from the rulemaking or enforcement activities of, or in any way connected with, the Commission.

43.                               LIMITATION OF LANDLORD’S LIABILITY.  Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building and the underlying land.  The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

LANDLORD:		TENANT:

CABOT ACQUISITION, LLC, a Delaware limited liability company		BLUE APRON, INC., a Delaware corporation

By:	/s/ David F. Crane	By:	/s/ Matt Salzberg

Name: David F. Crane		Name: Matt Salzberg

Title: Vice President		Title: CEO

Dated: March 31, 2014		Dated: March 27, 2014

EXHIBIT A — PLAN DEPICTING THE PREMISES AND THE BUILDING

attached to and made a part of Lease bearing the
Lease Reference Date of March 27, 2014 between
CABOT ACQUISITION, LLC, as Landlord and
BLUE APRON, INC., as Tenant

202 Port Jersey Blvd., Jersey City, New Jersey

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease.  It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1

EXHIBIT B — INITIAL ALTERATIONS

attached to and made a part of Lease bearing the
Lease Reference Date of March 27, 2014 between
CABOT ACQUISITION, LLC, as Landlord and
BLUE APRON, INC., as Tenant

202 Port Jersey Blvd., Jersey City, New Jersey

1.                                      Delivery of Premises; Landlord’s Work.  Landlord shall deliver the Premises to Tenant as and when provided for in the Lease and subject to all of the terms and conditions thereof.  Except as provided in this paragraph, the Premises shall be delivered “as is” with no additional improvements, repairs or alterations and Tenant acknowledges that it has inspected the Premises and agrees to accept the Premises in its existing condition and that Landlord shall have no obligation to construct any improvements therein.  Landlord shall perform the following items (“Landlord’s Work”:

1.1                               Landlord shall leave all existing cooler infrastructure in place.  Landlord covenants that the cooler units will be in good working condition as of the delivery of possession, but otherwise said units are delivered “as is” and without warranty or representation.

1.2                               Landlord shall deliver the Premises with all mechanical systems (excluding the coolers), plumbing, electrical systems, fire sprinkler systems, lighting, HVAC systems and other utilities serving the Premises in good working order, leak free, and in good “broom swept” condition.

1.3                               The offices will be painted and carpeted, using Building-standard materials.

1.4                               Any holes or significant damage to the floor will be patched.

1.5                               All dock doors and grade level doors shall be in good operating condition.

2.                                      Plans and Specifications.

2.1                               Tenant shall employ such consultants designated by Tenant from time to time, with the approval of Landlord, which shall not be unreasonably withheld or delayed (“Consultants”) for preparation of the necessary architectural, mechanical and electrical plans, drawings and specifications pertaining to the construction work which Tenant intends to perform in the Premises (the “Work”).  Tenant, at its expense, shall furnish Landlord with architectural and design plans and specifications (the “Tenant’s Plans”) prepared first in preliminary form (“Preliminary Plans”), and thereafter in working form (“Working Drawings”), and covering the Work.  Tenant shall pay all costs and expenses relating to Tenant’s Plans.

2.2                               Upon submittal of any portion of Tenant’s Plans, Landlord shall review Tenant’s Plans and shall either approve Tenant’s Plans or advise Tenant in writing of any aspect of the design, engineering, construction or installation which is not acceptable to Landlord.  Landlord shall not unreasonably withhold, condition or delay its approval of Tenant’s Plans.  Landlord shall advise Tenant of its approval or comments on the Tenant’s Plans within fifteen (15) days after Landlord’s receipt of the Tenant’s Plans.  In the event that Landlord shall disapprove of any portion of Tenant’s Plans, Tenant shall, after Landlord’s notification of its disapproval, revise Tenant’s Plans and resubmit them to Landlord.  Landlord shall advise Tenant of its approval or comments of any revised Tenant’s Plans within ten (10) days after its receipt of same, until said Tenant’s Plans are approved.  In the event Landlord fails to approve or disapprove Tenant’s Plans or any changes thereto within the time period set forth above, and if such failure continues thereafter for five (5) days after Landlord’s receipt of notice from Tenant requesting action on Tenant’s Plans, Tenant’s Plans or the changes shall be deemed to be approved.

2.3                               After approval of Tenant’s Plans or any portion thereof, Tenant shall not in any way materially modify, revise or change such Tenant’s Plans without the prior written consent of Landlord.  If Landlord approves such request, the entire cost of such change, including the cost of revising Tenant’s Plans or preparing new plans, shall be borne by Tenant and any delay occasioned thereby shall not delay the Commencement Date.

2.4                               Except for such matters, if any, as shall have been required by Landlord and not requested by Tenant, it shall be Tenant’s responsibility that the Plans comply with all applicable governmental and municipal codes and regulations and to procure and deliver to Landlord upon request all such licenses, permits and approvals from all governmental authorities as are necessary to permit the Work to be commenced and continued to completion and the so constructed Premises to be occupied.

3.                                      Cost Estimates and Payment Protection; Allowance.

3.1                               Tenant expects that its Work will proceed in two phases, Phase I and Phase II.  Phase I will constitute work necessary for Tenant’s immediate use and occupancy of the Premises, and Phase II will constitute optional work such installation of freezers and/or new cooler units.  Prior to commencing either Phase of the Work, Tenant shall submit to Landlord a written estimate of the cost of such Phase, based upon competitive bids or a fixed-price contract (an “Estimate”).  The ratio, expressed as a percentage, of the Maximum TI Allowance (defined below) to the total amount of the Estimate is referred to as “Landlord’s Percentage,” and the ratio of the amount by which the Estimate exceeds the Maximum TI Allowance to the total amount of the Estimate is referred to as “Tenant’s Percentage.” By way of example, if the cost of Phase I is exactly $175,000, Landlord’s Percentage would be 100%.  Nothing herein shall preclude Tenant from exhausting the entire Maximum TI Allowance on Phase I.

3.2                               At Landlord’s option, the Maximum TI Allowance may be disbursed through a construction escrow al a title insurance company selected by Landlord.

3.3                               Tenant shall submit draw requests for Landlord’s disbursement of the Maximum TI Allowance, not more frequently than monthly, in accordance with the terms of this paragraph.  Upon satisfaction of the conditions stated below, Landlord shall pay Landlord’s Percentage of the total amount set forth in the applicable application for payment, until the Maximum TI Allowance is entirely disbursed, and Tenant shall be responsible for Tenant’s Percentage of such amount.  Landlord’s funds shall be paid either directly to the contractor, or, if Tenant has previously paid such amount to the contractor, Landlord’s funds shall be paid to Tenant in reimbursement for amounts spent by Tenant.  Each disbursement shall be subject to satisfaction of each of the following conditions as of the time of such disbursement (any final disbursement from the escrow will also be conditioned upon Tenant’s satisfaction of its obligations under Paragraph 5 below):

3.3.1                     Landlord’s reasonable satisfaction that the Work completed as of the date of such disbursement has an aggregate value at least equal to the aggregate amount of proceeds then to be disbursed plus the total amount thereof previously disbursed;

3.3.2                     Receipt by Landlord and the title insurer of sworn statements, waivers of lien and other documents and assurances pertaining to the Work sufficient to protect Landlord against mechanics’ and other liens;

3.3.3                     Tenant is then in full compliance with all the terms and provisions of the Lease and has not committed or suffered any act or omission which constitutes, or will constitute with the passage of time, an event of default of Tenant under the Lease or a breach by Tenant of any term or provision of this Agreement.

3.4                               Landlord shall be entitled to deduct any sums properly due Landlord from Tenant hereunder from the amounts held by Landlord or in escrow or from any other sums due to Tenant under the Lease, but in such event Landlord shall notify Tenant of such deduction and provide Tenant with appropriate information substantiating Landlord’s claim.

3.5                               Provided the Lease is in full force and effect and there is no uncured Event of Default thereunder, Landlord hereby agrees to pay to Tenant toward the cost of the Work the amount equal to the lesser of:  (i) the actual cost of the Work; or (ii) $175,000.00 (such lesser amount the “Maximum TI Allowance”).  Such amount will be paid to Tenant through the escrow and disbursement procedure provided for in Paragraphs 3.2 and 3.3.  If Tenant does not utilize the entire Maximum TI Allowance in connection with Phase I, the remainder shall be available to Tenant in connection with Phase II, but all of the conditions of disbursement must be satisfied by December 31, 2016, failing which Tenant shall forfeit the right to disbursement of any then undisbursed Maximum TI Allowance.

3.6                               Landlord shall be entitled to a management and supervision fee payable by Tenant in the amount of 0.75% of the cost of the Work.

4.                                      Contracts and Contractors for the Work.  Tenant shall make all such contracts and arrangements as shall be necessary or desirable for the construction and installation of the Work.  Tenant agrees to retain contractors, subcontractors and materialmen who are of good reputation and experienced in and favorably known for the construction of space comparable to the Premises in the metropolitan area where the Building is located and that are properly licensed for the work they are to perform.  Tenant shall provide Landlord with a list of all contractors, subcontractors and materialmen to be utilized by or for Tenant with respect to the Work and provide true, correct and complete copies of all contracts relating to the Work.  Such contractors, subcontractors, materialmen and contracts must be satisfactory to Landlord in Landlord’s reasonable discretion, and shall not be employed or executed, as the case may be, without Landlord’s written approval first obtained.  Tenant and Tenant’s contractors shall use qualified craftsmen and laborers who are compatible with the trade unions operating in the Building (if any) and Tenant shall take promptly upon Landlord’s demand all measures necessary to avoid labor unrest in the Premises and in the Building which is caused by Tenant or Tenant’s contractors.

5.                                      Construction.  Promptly upon Landlord’s approval of the Plans, Tenant shall apply for, and supply to Landlord upon issuance, a building permit and any other required governmental permits, licenses or approvals.  Upon issuance of such approvals, Tenant shall commence the Work and shall diligently prosecute the Work to completion.  Tenant agrees to cause the Work to be constructed in a good and workmanlike manner using first-class quality materials, at its sole cost and expense in accordance with the provisions of the Lease.  Any costs incurred by Landlord in providing utilities or other services needed for the accomplishment of the Work shall be reimbursed by Tenant to Landlord.  Upon completion of the Work, Tenant shall provide to Landlord:  (i) an architect’s certificate of final completion; (ii) copies of all necessary governmental permits, including, but not limited to, a certificate of occupancy; (iii) the sworn statement of the general contractor; (iv) final lien waivers from all contractors, subcontractors and materialmen; and (v) any other information or documentation reasonably requested by Landlord to evidence lien-free completion of construction and payment of all of the cost thereof.  Landlord shall have the right to observe the performance of the Work and Tenant shall take all such actions with respect thereto as Landlord may, in its good faith determination, deem advisable from time to time to assure that the Work and the manner of performance thereof shall not be injurious to the engineering and construction of the Building or the electrical, plumbing, heating, mechanical, ventilating or air-conditioning systems of the Building and shall be in accordance with the Plans and the provisions of this Lease.

6.                                      Miscellaneous.

6.1                               All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative, and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies.  All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

6.2                               This Exhibit B shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise.

6.3                               Tenant shall, before commencing any of the Work, and for so long as any Work shall continue, comply with the insurance requirements in Schedule I.  In the event Tenant fails to so comply, Landlord shall have the option, but not the obligation to procure the required insurance and charge Tenant the cost of such compliance as additional rent.

In the event of a conflict between the terms of this Exhibit B and the Lease, the terms of this Exhibit B shall control.

SCHEDULE I

INSURANCE REQUIREMENTS

1.                                      Tenant shall cause to be maintained for Landlord’s benefit insurance in an insurance company or companies which are “A” rated, Class VII or better in Best’s Key Rating Guide or such lesser standard as shall be acceptable to Landlord and authorized to transact business in the state in which the Building is located, protecting Landlord against liabilities arising out of the operations of subcontractors and sub-subcontractors as well as Tenant’s contractor (“Contractor”) with respect to all the Work, including at least and in amounts not less than:

1.1                               Worker’s Compensation & Employers Liability:  Statutory limits required by applicable Worker’s Compensation Law and $500,000 per occurrence for Employers Liability, without limitation including all liability arising under any applicable structural work act and any other statute for the protection of employees.

1.2                               Commercial or Comprehensive Liability including Landlord’s and Contractor’s Protective, products, and completed operations coverage, contractual liability including Contractor’s indemnity agreements contained in the Contract Documents, personal injury (employees’ exclusion deleted) $5,000,000 per occurrence Bodily Injury and Property Damage, $5,000,000 combined single limit.  Landlord may require deletion of the “x, c, u” exclusion, if applicable.

1.3                               Comprehensive Auto Liability including owned, non-owned, or hired vehicles coverage:  $1,000,000 per occurrence Bodily Injury and Property Damage Liability (Combined Single Limit).

1.4                               Builder’s Risk in an “all risk” form covering the Tenant Work against loss by fire and other casualty in an amount equal to the full insurable value of the Tenant Work.

2.                                      Contractor shall either have the Landlord added as an additional named insured to the preceding Commercial or Comprehensive General Liability insurance policy or shall supply a separate Landlord’s Protective policy, with limits as specified, naming the Landlord as named insured, and said General Liability or Landlord’s Protective policy shall be maintained in force until the completion of the Work.

3.                                      Each insurance policy shall be written to cover all claims arising out of occurrences taking place within the period of coverage; insurance written to cover only claims made within the policy period is not acceptable without the express advance written consent of Landlord.  To the extent the policy is not a Landlord’s Protective policy, it shall be endorsed to indicate that it is primary as respects Landlord, not contributory with any other insurance available to the Landlord and not subject to reduction of coverage as to Landlord by reason of any claim asserted against Contractor other than in connection with the Work or by reason of any misstatement, act or omission of any party other than Landlord applying for or insured by such insurance.

4.                                      Each insurance policy and any certificate furnished in lieu of a policy shall state that it will not be cancelled, reduced or materially changed without twenty (20) days’ prior written notice to Landlord.  In the event Tenant fails to provide replacement coverage at least fifteen (15) days prior to the expiration of any policy of insurance, Landlord may at its option secure such insurance and Tenant shall reimburse Landlord for the cost thereof as additional rent; but Landlord shall not have any obligation to secure any such insurance.

5.                                      If and so long as any monies shall be or be about to be owed to any lender upon the security of an interest in the Premises or the Building, at Landlord’s request any insurance required hereunder for Landlord’s protection shall also protect Landlord’s mortgagee and whenever Landlord is to be an additional insured, Landlord’s mortgagee shall also be so insured.

6.                                      Each of the aforesaid insurance coverages shall be placed into effect before any of the Work is commenced and shall be maintained in force at all times while and for at least so long as any of the Work is carried on, including without limitation, any and all activities performed in fulfillment of any obligation of Contractor or any Subcontractor to correct defects in the Work or under any other warranty.  Before commencing any of the Work, and as often thereafter as reasonably requested by Landlord, Tenant shall supply Landlord with either the policies themselves or certificates of insurance satisfactory to Landlord, evidencing compliance with all the foregoing requirements.

7.                                      No insurance policy purporting to insure Landlord or Landlord’s lender, as the case may be, shall without the prior written consent of said party be so written as to limit or condition any of the insurer’s obligations to said party with respect to any insured loss or liability by any condition or requirement that said party bear, assume or pay any portion of such loss or liability before the insurer’s obligation to said party shall come into effect.

EXHIBIT C - COMMENCEMENT DATE MEMORANDUM

attached to and made a part or Lease bearing the
Lease Reference Date of March 27, 2014 between
CABOT ACQUISITION, LLC, as Landlord and
BLUE APRON, INC., as Tenant

202 Port Jersey Blvd., Jersey City, New Jersey

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of         , 2014, by and between CABOT ACQUISITION, LLC, a Delaware limited liability company (“Landlord”) and BLUE APRON, INC., a Delaware corporation (“Tenant”).

Recitals:

Landlord and Tenant are parties to that certain Lease, dated for reference March 27, 2014 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 112,709 square feet at the building commonly known as 202 Port Jersey Blvd., Jersey City, NJ 07305-4522

A.

B.                                    Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.                                    Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.                                      The actual Commencement Date is             .

2.                                      The actual Termination Date is             .

3.                                      The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

C-1

4.                                      Capitalized terms not defined herein shall have that same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:	TENANT:

CABOT ACQUISITION, LLC, a Delaware limited liability company	BLUE APRON, INC., a Delaware corporation

By:	By:

Name: Mark P. Sabatino	Name:

Title: Vice President	Title:

Dated: , 2014	Dated: , 2014

C-2

EXHIBIT D — RULES AND REGULATIONS

attached to and made a part or Lease bearing the
Lease Reference Date of March 27, 2014 between
CABOT ACQUISITION, LLC, as Landlord and
BLUE APRON, INC., as Tenant

202 Port Jersey Blvd., Jersey City, New Jersey

1.                                      No sign, placard, picture, advertisement, name or notice (collectively referred to as “Signs”) shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord’s sole discretion.  All approved Signs shall be printed, painted, affixed or inscribed at Tenant’s expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant’s expense upon vacating the Premises.  Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant’s expense and without notice.

2.                                      If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use.  No awning shall be permitted on any part of the Premises.  Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3.                                      Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord.  Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

4.                                      If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant.  No boring or cutting for wires will be allowed without the prior written consent of Landlord.  Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed.  The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

5.                                      Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law.  Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6.                                      Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall be in Landlord’s sole discretion.

7.                                      Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof.  Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord.  Tenant shall repair any damage resulting from noncompliance with this rule.

8.                                      No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

9.                                      Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve.  Tenant shall not bring any other vehicles of any kind into the Building.  Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

10.                               Tenant shall not use the name of the Building or any photograph or other likeness of the Building in connection with or in promoting or advertising Tenant’s business except that Tenant may include the Building name in Tenant’s address.  Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

11.                               All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord.  Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

12.                               Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

13.                               Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

14.                               Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent.

15.                               No person shall go on the roof without Landlord’s permission.

16.                               Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property.

17.                               Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

18.                               These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.  Landlord may waive any one or more of these Rules and

Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

19.                               Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building.  Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted.  Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

20.                               Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

21.                               Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

22.                               Any directory of the Building or project of which the Building is a part (“Project Area”), if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names.

23.                               Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same.  No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

24.                               Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

25.                               Driveways, sidewalks, halls, passages, exits, entrances and stairways (“Access Areas”) shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises.  Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

26.                               Landlord reserves the right to designate the use of parking areas and spaces.  Tenant shall not park in visitor, reserved, or unauthorized parking areas.  Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading.  Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense.  Vehicles parked overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner’s expense.  Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

27.                               No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area.  Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces.  No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

28.                               During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants.  All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas.  Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

In the event of any conflict between the Rules and Regulations and the terms of the Lease, the terms of the Lease shall control.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT E — FORM OF LETTER OF CREDIT

attached to and made a part of Lease bearing the
Lease Reference Date of March 27, 2014 between
CABOT ACQUISITION, LLC, as Landlord and
BLUE APRON, INC., as Tenant

202 Port Jersey Blvd., Jersey City, New Jersey

[to come]

E-1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE, dated as of May 30, 2014 (this “Amendment”), between CABOT ACQUISITION, LLC, a Delaware limited liability company (“Landlord”), and BLUE APRON, INC., a Delaware corporation (“Tenant”).

RECITALS:

A.                                    Landlord and Tenant entered into that certain Multi-Tenant Industrial Net Lease dated for reference March 27, 2013 (as amended, the “Lease”) for approximately 112,709 rentable square feet (the “Premises”) in the building commonly known as Port Industrial Marine Center V, 202 Port Jersey Blvd., Jersey City, New Jersey (the “Building”).

B.                                    Landlord was not able to deliver possession of the Premises by the Scheduled Commencement Date specified in the Lease.

C.                                    Landlord and Tenant now wish to amend the Lease so as provide for certain modifications to the Term and the rent schedule related to late delivery.

D.                                    All terms, covenants and conditions contained in this Amendment shall have the same meaning as in the Lease, and, shall govern should a conflict exist with previous terms and conditions.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows

1.                                      Recitals.  The recitals set forth above are hereby incorporated herein as if fully set forth.

2.                                      Capitalized Terms.  All capitalized terms used herein shall have the same meanings ascribed to them in the Lease, unless otherwise defined in this Amendment.

3.                                      Reference Page Revisions.  The Reference Page items “SCHEDULED COMMENCEMENT DATE,” “TERM OF LEASE,” “TERMINATION DATE” and “ANNUAL RENT and MONTHLY INSTALLMENT OF RENT” are amended and restated in their entirety as follows:

SCHEDULED COMMENCEMENT DATE:	June 9, 2014

TERM OF LEASE:	Approximately ten (10) years and seven (7) months, beginning on the Commencement Date and ending on the Termination Date. The period from the Commencement Date to the last day of the same month is the

“Commencement Month.”

TERMINATION DATE:

The last day of the one hundred twenty-seventh (127th) full calendar month after (if the Commencement Month is not a full calendar month), or from and including (if the Commencement Month is a full calendar month), the Commencement Month

ANNUAL RENT and MONTHLY
INSTALLMENT OF RENT(Article 3):

Period		Rentable Square	Annual Rent		Monthly Installment
From	To	Footage	Per Square Foot	Annual Rent	of Rent
Month 1	Month 14	112,709	$5.50	$619,899.50	$51,658.29
Month 15	Month 26	112,709	$5.62	$633,424.58	$52,785.38
Month 27	Month 38	112,709	$5.75	$648,076.75	$54,006.40
Month 39	Month 50	112,709	$5.88	$662,728.92	$55,227.41
Month 51	Month 62	112,709	$6.01	$677,381.09	$56,448.42
Month 63	Month 74	112,709	$6.15	$693,160.35	$57,763.36
Month 75	Month 86	112,709	$6.29	$708,939.61	$59,078.30
Month 87	Month 98	112,709	$6.43	$724,718.87	$60,393.24
Month 99	Month 110	112,709	$6.57	$740,498.13	$61,708.18
Month 111	Month 122	112,709	$6.72	$757,404.48	$63,117.04
Month 123	Month 127	112,709	$6.87	$774,310.83	$64,525.90

Month 1 is the period beginning on the Commencement Date and ending at the end of the first (1st) full calendar month of the Term (by way of example only, if the Commencement Date were June 9, 2014, Month 1 would be the period June 9, 2014 through July 31, 2014; if the Commencement Date were July 1, 2014, Month 1 would be the period from July 1, 2014 through July 31 2014).  Month 2 is the calendar month period immediately following Month 1; Month 3 is the calendar month following Month 2; and so forth, up to the Termination Date.

Provided that an Event of Default has not occurred and is then continuing, the Monthly Installment of Rent and rent adjustments under Article 4 (Tenant to be responsible for its utilities, however) will be abated for the first seven (7) full calendar months of the Term.  If the Commencement Month is a partial calendar month, prorated rent for the Commencement Month will be due and payable with the rent for the first full calendar month after the rent abatement period for which rent is payable (by way of example only, if the Commencement Date were June 15, 2014, then rent would be abated for the seven (7) full calendar month period of July, 2014 through January, 2015, and rent for the partial month of June, 2014 would be due and payable with the March, 2015 rent, the February, 2015 rent having been prepaid per Section 3.2).

4.                                      Termination Right for Non-Delivery.  The last grammatical sentence of Section 2.2 of the Lease is hereby deleted in its entirety.  The second grammatical sentence of Section 2.2 of the Lease is deleted in its entirety and is replaced by the following:

No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises by June 30, 2014, Tenant shall have the option to terminate this Lease upon written notice to Landlord, unless Landlord delivers possession prior to the termination date specified in such notice.

5.                                      Letter of Credit.  Landlord hereby confirms that it is in receipt of a letter of credit for the Security Deposit which is in compliance with all the terms and conditions of the Lease.  Landlord agrees that it shall return the entire cash Security Deposit, which is in the amount of $280,269.71, to Tenant by no later than June 4, 2014.

6.                                      Incorporation.  Except as modified herein, all other terms and conditions of the Lease shall continue in full force and effect and Tenant hereby ratifies and confirms its obligations thereunder.

7.                                      Limitation of Landlord Liability.  Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building and the underlying land.  The obligations of Landlord and Tenant under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of and day and year first written above.

LANDLORD:		TENANT:

CABOT ACQUISITION, LLC, a Delaware limited liability company		BLUE APRON, INC., a Delaware corporation

By:	/s/ Mark Sabatino	By:	/s/ Matt Salzberg

Name: Mark P. Sabatino		Name:	Matt Salzberg

Title: Vice President		Title:	CEO

Dated: 8/3, 2014		Dated: 6/2, 2014

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE dated as of July 22, 2014 (this “Amendment”), between CABOT ACQUISITION, LLC, a Delaware limited liability company (“Landlord”), and BLUE APRON, INC., a Delaware corporation (“Tenant”).

RECITALS:

A.                                    Landlord and Tenant entered into that certain Multi-Tenant Industrial Net Lease dated for reference March 27, 2014, as amended by that certain First Amendment to Lease dated as of May 30, 2014 (as further amended, collectively, the “Lease”) for approximately 112,709 rentable square feet (the “Premises”) in the building commonly known as Port Industrial Marine Center V, 202 Port Jersey Blvd., Jersey City, New Jersey (the “Building”).

B.                                    Subject to all the terms and conditions of this Amendment and in consideration of Tenant’s agreements hereunder, Landlord has agreed to pay all actual, third party costs and expenses associated with:  creating legal egress to and throughout the Premises as contemplated and directed by Tenant as a part of the Work and in compliance with all applicable laws, rules and regulations to enable Tenant to obtain a certificate of occupancy with respect to the Premises (the “Egress Work”).

C.                                    Landlord and Tenant now wish to amend the Lease to reflect that Landlord shall pay all actual, third party costs and expenses associated with the Egress Work.

D.                                    All terms covenants and conditions contained in this Amendment shall have the same meaning as in the Lease, and, shall govern should a conflict exist with previous terms and conditions.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                      Recitals.  The recitals set forth above are hereby incorporated herein as if fully set forth.

2.                                      Capitalized Terms.  All capitalized terms used herein shall have the same meanings ascribed to them in the Lease, unless otherwise defined in this Amendment.

3.                                      Egress Work.  The Lease is hereby amended to reflect that notwithstanding anything in the Lease to the contrary, Tenant shall perform all work associated with the Egress Work.  Subject to the terms and conditions of this Paragraph 3, Landlord shall pay all actual, third party costs and expenses associated with the Egress Work in accordance with subparagraph (c) below.  Landlord’s payment and reimbursement obligations hereunder shall continue until such time as the Egress Work is completed and paid in full.  The Landlord’s obligation to pay all actual, third party costs and expenses associated with the Egress Work is separate and apart from and in addition to the Maximum TI Allowance (it being understood that the Maximum TI

Allowance shall not be applied to the costs and expenses associated with the Egress Work).  Landlord and Tenant further agree:

(a)                                 Tenant’s design, engineering and performance of the Egress Work shall be subject to the terms and conditions of Paragraph 2, 4 and 5 of Exhibit B to the Lease.  Without limiting the generality of the foregoing.  Landlord may disapprove any plans if it reasonably concludes that a less expensive option would be available which would nevertheless satisfy the purposes of the Egress Work consistent with Tenant’s proposed construction and operation in the Premises, and Landlord provides reasonable evidence of such less expensive option to Tenant.

(b)                                 Landlord’s obligation to pay the cost of the Egress Work is subject to Landlord’s reasonable approval of the cost of such Work, in the form of lump sum contracts responsive to the approved plans and specifications.  Unless Landlord agrees otherwise, Tenant must obtain competitive bids from not less than three (3) contractors reasonably acceptable to Landlord, and Landlord shall have the right to designate at least one (1) contractor who will have the opportunity to bid.  The low bid shall be accepted.

(c)                                  Landlord’s disbursement of funds towards the cost of the Egress Work shall be in accordance with the procedures and conditions set forth in Paragraphs 3.3 and 5 of Exhibit B to the Lease, mutatis mutandis (“cost of the Egress Work” being substituted for the “Maximum TI Allowance”; Landlord’s Percentage being 100% and Tenant’s Percentage being 0%).

4.                                      Condition of the Premises.  Excepting only Landlord’s obligations under the Lease as amended with respect to (i) the Egress Work, (ii) to the extent not completed as of the date hereof, Landlord’s Work under Paragraph 1 of Exhibit B to the Lease (which Landlord’s Work, exclusive of dock doors and levelers, has in fact been completed; Landlord shall use commercially reasonable efforts to complete the docks doors and leveler work within the 30 day period beginning with the execution and delivery of this Amendment), (iii) latent defects and (iv) ongoing repair obligations under Article 7 of the Lease, Tenant, having had full and complete opportunity to inspect the Premises, hereby accepts the Premises in its “AS IS” condition and as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them.  Without limiting the generality of the foregoing, Tenant accepts the existing coolers (structure, casings, panels, motor, condensers, tubing and all other components making up the coolers) in their existing condition and acknowledges that all Landlord obligations with respect to the coolers have been satisfied.  Tenant shall be solely responsible for any mold remediation necessary or desirable in connection with Tenant’s intended use of the coolers, including, without limitation, replacement of panels if necessary.  Tenant shall notify Landlord, and describe in detail, as to any remediation work it intends to perform.

5.                                      Commencement Date.  The parties hereto acknowledge and agree that for all purposes of the Lease, the Commencement Date shall be July 1, 2014.

6.                                      Waiver of Termination Rights.  In consideration of Landlord’ s agreements hereunder, Tenant hereby irrevocably waives any and all rights to terminate the Lease under Section 2.2 of the Lease and under Article 41 of the Lease.  Tenant acknowledges and agrees that it has accepted possession of the Premises.

7.                                      Landlord Representations.  Landlord represents, to its actual knowledge, that (i) there is neither an existing Event of Default under the Lease nor a default by Tenant of any of its obligations under the Lease which, with the giving of notice, the passage of time or both, would become an Event of Default, and (ii) Tenant has submitted insurance certificates adequate to satisfy its initial delivery obligations under Article 11 of the Lease.

8.                                      Incorporation.  Except as modified herein, all other terms and conditions of the Lease shall continue in full force and effect and Tenant hereby ratifies and confirms its obligations thereunder.

9.                                      Limitation of Landlord Liability.  Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building and the underlying land.  The obligations of Landlord and Tenant under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first written above.

LANDLORD:		TENANT:

CABOT ACQUISITION, LLC, a Delaware limited liability company		BLUE APRON, INC., a Delaware corporation

By:	/s/ Mark P. Sabatino	By:	/s/ Matthew Salzberg
Name: Mark P. Sabatino		Name: Matt Salzberg
Title: Vice President		Title: CEO
Dated: 8/4, 2014		Dated: 7/22, 2014